UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - July 20, 2005

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 9.01 (c)	Financial Statements and Exhibits
99: Press Release of Peoples Financial Services Corp., dated July 20, regarding Second Quarter Earnings

EXHIBIT INDEX

Exhibit		Page Number in Manually Signed Original
99	Press Release of Peoples Financial Services Corp., dated July 20, 2005, regarding Second Quarter Earnings	4

 SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES FINANCIAL SERVICES, CORP.

	/s/	Debra E. Dissinger

Dated: July 20, 2005		By: Debra E. Dissinger
Executive Vice President

	/s/	Frederick J. Malloy

Dated: July 20, 2005		By: Frederick J. Malloy
Asst. Vice President/Controller

	/s/	John W. Ord

Dated: July 20, 2005		By: John W. Ord
President/ CEO/Chairman

	/s/	Joseph M. Ferretti

Dated: July 20, 2005		By: Joseph M. Ferretti
Vice President/Chief Credit Officer

Exhibit 99

PRESS RELEASE

Peoples Financial Services Corp. Second Quarter Earnings

Net Income through six months of 2005 was $2,462,000 vs. $2,188,000 in 2004. For the quarter ending June 30, 2005, net income was $1,188,000 vs. $891,000 for the same time period in 2004.

Total assets on June 30, 2005 were $386,309,000, which compares to $383,853,000 at the same time in 2004. Compared to the June 30, 2004 total of $236,340,000, net loans were up 4.31% at $246,527,000 on June 30, 2005.

Deposits totaled $283,155,000 on June 30, 2005, a decrease of $2,014,000, or .71% from $285,169,000 on June 30, 2004.

Peoples Financial Services Corp., Hallstead, Pennsylvania, is the parent company of Peoples National Bank, an independent community bank with nine community offices. The community office locations are: Hallstead, Hop Bottom, Susquehanna, and Montrose, in Susquehanna County, Pennsylvania; Nicholson, Tunkhannock, and Meshoppen, in Wyoming County, Pennsylvania; and Conklin, Deposit, and Binghamton in Broome County, New York.

Except for the historical information, this press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company’s Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.